                                                                    EXHIBIT 99.1



                       PERSONAL COMPUTER PRODUCTS, INC.



                         ____________________________

                         ENGINEERING COMPENSATION PLAN

                            SUMMARY AND PROSPECTUS
                         ____________________________



                                The date of this Prospectus is February 12, 1996
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THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

A. General Information
   -------------------

                               INFORMATION ON THE
                         ENGINEERING COMPENSATION PLAN

     Personal Computer Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), is offering newly issued shares of its common stock ("Common Stock") to eligible employees of the Corporation ("Recipients") pursuant to options related to the Corporation's written Compensation Agreements with Recipients (the "Options"). The Options have been granted at the times and to the individuals and in the amounts set forth in Section B below. The purpose of the Options is to reward certain employees of the Corporation for extraordinary efforts and successes in various areas during the Corporation's 1994 and 1995 fiscal years, and to encourage similar efforts in the future.

     Only the individuals set forth in Section B below are eligible to receive Options. Options were granted by the full Board of Directors in its discretion. The Options are not assignable or transferable except in connection with the holder's death. The Options are not subject to any provisions of the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Internal Revenue Code.

     Upon exercise of the Options, a Recipient will receive shares of Common Stock. The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

     In the event there should be any change in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments will automatically be made to the number and/or class of shares and the exercise price per share in effect under the Options in order to preclude the dilution or enlargement of benefits thereunder.

     The Recipient will not have the rights of a stockholder with respect to the shares covered by the Options until he exercises the Options, pays the exercise price and is issued a stock certificate for the purchased shares. The Options cannot be assigned or transferred, except by the provisions of the Recipient's will or the laws of inheritance following his death. If a Recipient dies while his Options are outstanding, the personal representative of his estate or the person or persons to whom the Options are transferred by the provisions of his will or the laws of inheritance following his death may exercise the Options.

     The Options become exercisable for the Option shares on the dates set forth in Section B below. The Options may be exercised at any time thereafter and prior to the end of the Option term except as otherwise indicated in Section B below.

     A Recipient may exercise the Options by (i) paying the exercise price in cash or by check (the Board of Directors may in its discretion, allow a Recipient to finance part of the exercise price of his or her Options through a loan from the Corporation), and (ii) executing and delivering to the Secretary of the Corporation upon the exercise of the Options a written notice of exercise substantially in the same form as Exhibit "A" to the Corporation's form of Option Certificate, attached hereto as Schedule "A" (the "Option"). The exercise price and expiration dates of the Options are set forth in Section B below.

     Recipients may obtain additional information about the Engineering Compensation Plan and its administration by contacting Ralph R. Barry at Personal Computer Products, Inc., 10865 Rancho Bernardo Road, San Diego, California 92127, (619) 485-8411. Mr. Barry is Secretary of the Corporation.
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B. Details Regarding the Options
   -----------------------------

    Issue Date        Number    Expiration Date          Name         Price   No. Shares First Exercisable(1)
    ----------        ------    ---------------          ----         -----   -------------------------------
October 12, 1995      250,000   April 25, 2005     Brian Bonar        $0.20   100,000 on April 25, 1996
                                                                               75,000 on April 25, 1997
                                                                               75,000 on April 25, 1998

October 12, 1995       75,000   April 25, 2005     Alan Miller        $0.20    25,000 on April 25, 1996
                                                                               25,000 on April 25, 1997
                                                                               25,000 on April 25, 1998

October 12, 1995       98,000   October 14, 2005   Alan Miller        $0.20    23,000 on October 12, 1995
                                                                               25,000 on October 12, 1996
                                                                               25,000 on October 12, 1997
                                                                               25,000 on October 12, 1998

October 12, 1995       50,000   April 25, 2005     Haim Schwartz      $0.20    20,000 on April 25, 1996
                                                                               15,000 on April 25, 1997
                                                                               15,000 on April 25, 1998

October 12, 1995       25,000   October 14, 2005   Haim Schwartz      $0.20     8,500 on October 12, 1996
                                                                                8,500 on October 12, 1997
                                                                                8,000 on October 12, 1998

October 12, 1995       25,000   October 14, 2005   William Schupp     $0.20     8,500 on October 12, 1996
                                                                                8,500 on October 12, 1997
                                                                                8,000 on October 12, 1998

October 12, 1995       15,000   October 14, 2005   Jeffrey Johnson    $0.20     5,000 on October 12, 1996
                                                                                5,000 on October 12, 1997
                                                                                5,000 on October 12, 1998

October 12, 1995       15,000   October 14, 2005   William Sostrich   $0.20     5,000 on October 12, 1996
                                                                                5,000 on October 12, 1997
                                                                                5,000 on October 12, 1998

October 12, 1995       15,000   October 14, 2005   Gary Johnson       $0.20     5,000 on October 12, 1996
                                                                                5,000 on October 12, 1997
                                                                                5,000 on October 12, 1998

(1) Option shall become first exercisable on the date provided only if the named holder continues to be employed by (or as a director of) either the Corporation or one of the Corporation's subsidiaries on such date. An Option, otherwise exercisable, shall terminate entirely and cease to be exercisable should the named holder cease to be an employee of the Corporation or one of its subsidiaries in accordance with the provisions of Section 5 of the Option Agreement.

C. Resale Restrictions
   -------------------

     The Options do not impose any restrictions on resale of the securities acquired upon exercise of the Options.

D. Tax Effects of Options
   ----------------------

     The following is a general description of the Federal income tax consequences of the Options. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. A Recipient should consult with his own tax advisor as to the tax consequences of the grant and exercise of the Options.

     A Recipient will recognize ordinary income in the year in which an Option is exercised equal to the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. This income will be reported by the Corporation on a Form W-2 for the year (or perhaps, in
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the case of a non-employee, Form 1099), and a Recipient will be required to satisfy any tax withholding requirements applicable to this income.

     A Recipient will recognize capital gain or loss upon the disposition of shares purchased under an Option. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. The holding period normally starts at the time the Option is exercised.

     The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income a Recipient recognizes in connection with the exercise of the Option, provided the applicable withholding requirements are satisfied. The deduction will, in general, be allowed for the taxable year of the Corporation in which a Recipient recognizes such ordinary income.

E. Available Documents
   -------------------

     Personal Computer Products, Inc., is a Delaware corporation which maintains its principal executive offices at 10865 Rancho Bernardo Road, San Diego, California 92127. The telephone number at the executive offices is (619) 485-8411. A Recipient may contact the Corporation at this address or telephone number for further information concerning the Options and their administration.

     A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to a Recipient and additional copies will be furnished, without charge, upon written or oral request to Ralph R. Barry, Secretary, Personal Computer Products, Inc., 10865 Rancho Bernardo Road, San Diego, California 92127, or upon telephoning the Corporation at (619) 485-8411. In addition, a Recipient may obtain, without charge, upon written or oral request to the Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

     1. The Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995 filed with the Securities and Exchange Commission (the "Commission");

     2. The Corporation's Registration Statement on Form 8-A filed with the Commission on July 6, 1984, in which there is described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

     The Corporation will also deliver to a Recipient without charge a copy of all reports, proxy statements and other communications distributed to the Corporation's stockholders.